Prospect Energy Corporation Announces $0.10 Cash Dividend and September 30, 2004 Financial Results

NEW YORK, NY -- 11/11/2004 -- Prospect Energy Corporation (NASDAQ: PSEC) today announced financial results for its first fiscal quarter ended September 30, 2004. PSEC commenced operations on July 30, 2004 after closing its initial public offering of 7,000,000 shares of common stock at $15.00 per share (with a subsequent sale of 55,000 shares). After deducting underwriting discounts, commissions and offering expenses, PSEC received net proceeds of $96,954,250. At September 30, 2004, our net asset value was $13.67 per share. The primary purpose of the initial public offering was to obtain capital with which to invest primarily in mezzanine loans, senior secured loans and equity investments in U.S. middle-market energy-related companies. At September 30, 2004, we had invested approximately $30,344,000, comprising approximately 31% of our initial net proceeds consistent with our long-term investment objectives and business plan.

We are pleased to announce that our board of directors has approved a dividend of $0.10 per share to holders of record on December 10, payable on December 30, 2004. Such a dividend amounts to an annualized book dividend yield of approximately 2.9%.

Highlights:
Stockholders' Equity: $96,421
Net Asset Value per share: $13.67

Operating Results (in thousands):
Net decrease in stockholders' equity from operations: $441

Portfolio Activity:
Cost of portfolio investments made during period: $30,416
Number of portfolio companies at September 30, 2004: 1
Portfolio and Investment Activity

We completed our first quarter of operations on September 30, 2004 with our portfolio invested approximately 31% in Gas Solutions II Ltd, of "Gas Solutions," and the remainder in cash, cash equivalents and short-term treasuries. At September 30, 2004, the weighted average yield of our long-term investments was 12.3%.

On September 24, 2004, Prospect Energy Corporation acquired indirectly substantially all of the assets and equity of Gas Solutions. Our all-in acquisition price represents a modest multiple of current cash flow of Gas Solutions. The amount paid was $28,575,000 plus acquisition expenses of $1,769,000, including underwriting fees and legal and professional fees, for a total cost of $30,344,000. Our investment in Gas Solutions includes a Secured Promissory Note, or "Note," in the principal amount of $25,000,000 payable to Prospect Energy. The Note is secured by a mortgage and security agreement encumbering substantially all of Gas Solutions' assets. We are currently in discussions with several senior lenders regarding the refinancing of a portion of the Note and expect to reach closing on such a refinancing on or before December 30, 2004.

In addition to the 15% interest rate on the Note, which does not include any accretion of discount or other non-cash payment-in-kind securities, we expect to have significant recurring equity distributions from Gas Solutions after reserving sufficient capital for its growth and capital expenditures. During the next 30 to 45 days, we expect to release more disclosure in a separate filing with the historical audited financials of Gas Solutions. Because we are an investment company, we will not be consolidating Gas Solutions into our overall company financials.

Gas Solutions is one of the largest gas-gathering and processing businesses in East Texas. The business includes approximately 1,000 miles of gathering pipelines in Gregg, Upshur, Rusk, and Smith Counties, plus two processing facilities in Longview and Chapel Hill. Gas Solutions owns and operates one of the only casinghead gas gathering system in the East Texas oilfield Woodbine formation, which has been producing oil and gas continuously since 1931 and is believed to be one of the largest oil reservoirs in North America. Gas Solutions also operates a major gas-well gas-gathering system serving the Cotton Valley and Travis Peak formations, which have experienced volume expansions because of recent drilling activity. Gas Solutions serves approximately 700 leases and approximately 2,500 associated wells. Longview and Chapel Hill currently process approximately 32 million cubic feet per day, with the ability to nearly triple this throughput without extensive capital expenditures. The Longview plant has been in operation since 1934.

Major customers of Gas Solutions include ONEOK, ExxonMobil, BP, ChevronTexaco, and Eastman Chemical. Gas Solutions has contracts with the oil and gas well lease operators with respect to the leases referenced previously to gather, via pipeline, the gas mixture produced from the leases. These contracts determine the lease operator's position, if any, of the liquid and dry gas sales, normally determined according to a sliding scale based on production. Gas Solutions also generates service fee income from several processing and operating agreements. The natural gas liquids produced by Gas Solutions include ethane, propane, n-butane, isobutane and natural gasoline. Gas Solutions has historically maintained good relationships with its customers and has not experienced any significant customer loss. The original management of Gas Solutions, which has a profit sharing arrangement, has been operating the Longview plant since 1979, and nearly all of the employees have been with the business for more than five years, with most of the employees having more than 20 years of experience in the industry.

We have continued to pursue the investments disclosed in our prospectus since the closing of the initial public offering, and we anticipate that in the future we may consummate investments in approximately one-third of these companies, subject to completion of due diligence and the negotiation of customary documentation in forms mutually satisfactory to the parties. Following the closing of our initial public offering, and the market's recognition that Prospect Energy has capital to invest in energy transactions, Prospect Capital has hired additional originators and has seen its pipeline of potential transactions grow in variety, number and quality. We anticipate that substantially all of the net proceeds of our initial public offering will be invested by June 30, 2005.

Tax/Diversification

In order to maintain compliance with all applicable laws and regulations applicable to the Company, Prospect Energy may buy or sell investments, rebalance the portfolio, elect a year for tax purposes other than June 30 or take other actions deemed advisable.

Operating Results

Investment income was modest during our initial quarter of operations as it largely reflected income generated from invested cash and cash equivalents. Investment income totaled $266,000 for the period with $194,000 attributable to treasury obligations and $72,000 attributable to our long-term investments. Operating expenses for the period were $700,000 and included investment advisory and management fees, insurance expense, administrative services fees, professional fees, directors' fees and other general and administrative expenses. It also included a non-recurring charge of approximately $25,000 in expenses related to the organization of Prospect Energy. The resultant net investment loss was $434,000. At September 30, 2004, our portfolio had net unrealized depreciation of $7,000. Overall, PSEC had a net decrease in stockholders' equity of $441,000 or $0.09 per share.

Conference Call at approximately 4:30 p.m. (Eastern Time) on Thursday, November 11, 2004

Prospect Energy will host a conference call at for the fiscal quarter ended September 30, 2004, at approximately 4:30 p.m. (Eastern Time) on November 11, 2004. The conference call dial-in number is 1-877-407-8031 (or 201-689-8031). A recording of the conference call will be available for approximately 7 days. To hear a replay, call 1-877-660-6853 (or 1-201-612-7415) and use Playback Account # 1628 and Playback Conference ID # 123425. All interested parties are welcome to participate.

Numbers shown below are in thousands, except for per share data.

BALANCE SHEET                         September 30, 2004
                                           --------
Assets
Cash equivalents                           $    422
Investments (cost - $96,877)                 97,027
Due from affiliate                               53
Other assets                                    299
                                           --------
Total assets                               $ 97,801
                                           ========

Liabilities
Accounts payable                           $    595
Accrued expenses                                735
Other Liabilites                                 50
                                           --------
Total liabilities                          $  1,380
                                           ========

Stockholders' Equity
Common stock, par value $.001 per
 share, 100,000,000 common shares
 authorized, 7,055,100 issued and
 outstanding                               $      7
Paid-in capital in excess of par             96,955
Accumulated net investment loss                (534)
Net unrealized loss                              (7)
Total stockholders' equity                 $ 96,421
                                           --------
Total liabilities and
 stockholders' equity                      $ 97,801
                                           ========

                                     For the period from
                                     July 1, 2004 through
STATEMENT OF OPERATIONS               September 30, 2004
                                           --------
Operating Income
Interest income                            $    266
                                           --------
Total operating income                          266
                                           ========

Operating Expenses
Investment advisory fee                    $    337
Administration fee                               73
Insurance expense                                61
Legal and professional fees                     160
General and administrative expenses              69
                                           --------
Total operating expenses                        700
                                           ========

Net investment income                      $   (434)
Net unrealized depreciation                      (7)
                                           --------
Net decrease in stockholders' equity
 resulting from operations                 $   (441)
                                           ========

Basic net decrease in stockholders'
 equity per common share                      (0.09)

Per Share Data:
Net asset value, July 1, 2004              $   (.01)
Proceeds from initial public offering         13.95

Net unrealized depreciation
 on investments                                   0

Net decrease in stockholders' equity
 resulting from operations                     (.06)
Costs related to the initial
 public offering                               (.21)
                                           --------
Net asset value at end of period           $  13.67
                                           --------
About Prospect Energy Corporation

Prospect Energy Corporation is a financial services company that lends to and invests in middle-market companies in the energy industry. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Please send investment proposals to:
Prospect Energy Corporation
John Barry
jbarry@prospectstreet.com
212-448-0702

Grier Eliasek
grier@prospectstreet.com
212-448-0702